Fitweiser Holdings, Inc.
(Formerly Royal Bees, Inc.)
Balance Sheets

	Royal Bees	Fitweiser
	December 31,	December 31,	Elim	Pro Forma
	2013	2013	Entries	Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$216	$63,063	$(216)	$63,063
Inventories	878	0	(878)	0
Total Current Assets	1,094	63,063	(1,094)	63,063
Property, plant and equipment, net	9,949	0	(9,949)	0
Deposits	0	7,500	0	7,500

TOTAL ASSETS	$11,043	$70,563	$(11,043)	$70,563

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts Payable and accrued expenses	$0	$19,315	$0	$19,315
Accounts payable related party	0	7,500	0	7,500
Accrued Interest	30,290	625	(30,290)	625
Loans payable	0	75,000	0	75,000
Total Current Liabilities	30,290	102,440	(30,290)	102,440
Notes Payable	133,758	0	11,242	145,000
TOTAL LIABILITIES	164,048	102,440	(19,048)	247,440

STOCKHOLDERS' (DEFICIT)
Common Stock, $001 par value; 200,000,000
shares authorized, 85,855,000
issued and outstanding	10,855	500	74,500	85,855
Additional paid-in-capital	19,743	0	(250,098)	(230,355)
Accumulated Deficit	(183,603)	(32,377)	183,603	(32,377)
Total Stockholders' (Deficit)	(153,005)	(31,877)	8,005	(176,877)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	$11,043	$70,563	$(11,043)	$70,563

"See Notes to Financial Statements"

Fitweiser Holdings, Inc.
(Formerly Royal Bees, Inc.)
Statements of Operations

	Royal Bees	Fitweiser
	For the Year Ended
	December 31,	December 31,	Elim	Pro Forma
	2013	2013	Entries	Consolidated

REVENUES	$17,971	$0	$(17,971)	$0

OPERATING EXPENSES	19,252	0	(19,252)	0

GROSS PROFIT	(1,281)	0	1,281	0

OPERATING EXPENSES:	51,281	31,752	(51,281)	31,752

NET INCOME(LOSS) FROM OPERATIONS	(52,562)	(31,752)	52,562	(31,752)

OTHER INCOME (EXPENSE):
Interest Expense	(10,404)	(625)	10,404	(625)

NET INCOME(LOSS) BEFORE
PROVISION FOR INCOME TAXES	(62,966)	(32,377)	62,966	(32,377)

Provision for income taxes	0	0	0	0

NET INCOME(LOSS)	$(62,966)	$(32,377)	$62,966	$(32,377)

BASIC AND DILUTED LOSS PER SHARE	(0.01)	(0.00)		(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	10,855,000	75,000,000		85,855,000

"See Notes to Financial Statements"

Fitweiser Holdings, Inc.
(Formerly Royal Bees, Inc.)
Balance Sheets

	Royal Bees	Fitweiser
	March 31,	March 31,	Elim	Pro Forma
	2014	2014	Entries	Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$216	$29,239	$(216)	$29,239
Inventories	878	0	(878)	0
Prepaid Expenses	0	1,500	0	1,500
Total Current Assets	1,094	30,739	(1,094)	30,739
Property, plant and equipment, net	9,949	0	(9,949)	0
Deposits	0	12,500	0	12,500

TOTAL ASSETS	$11,043	$43,239	$(11,043)	$43,239

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts Payable and accrued expenses	0	$30,000	$0	$30,000
Accounts payable related party	0	0	0	0
Accrued Interest	30,290	2,500	(30,290)	2,500
Loans payable	0	75,000	0	75,000
Total Current Liabilities	30,290	107,500	(30,290)	107,500
Notes Payable	133,758	0	11,242	145,000
TOTAL LIABILITIES	164,048	107,500	(19,048)	252,500

STOCKHOLDERS' (DEFICIT)
Common Stock, $001 par value; 200,000,000
shares authorized, 85,855,000
issued and outstanding	10,855	75,000	0	85,855
Additional paid-in-capital	19,743	0	(175,598)	(155,855)
Accumulated Deficit	(183,603)	(139,261)	183,603	(139,261)
Total Stockholders' (Deficit)	(153,005)	(64,261)	8,005	(209,261)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)	11,043	$43,239	$(11,043)	$43,239

"See Notes to Financial Statements"

Fitweiser Holdings, Inc.
(Formerly Royal Bees, Inc.)
Statements of Operations

	Royal Bees	Fitweiser
	For the Three Months ended
	March 31,	March 31,	Elim	Pro Forma
	2014	2014	Entries	Consolidated

REVENUES	$0	$0	$0	$0

COST OF SALES	0	0	0	0

GROSS PROFIT	0	0	0	0

OPERATING EXPENSES:	5,826	105,009	(5,826)	105,009

NET INCOME (LOSS) FROM OPERATIONS	(5,826)	(105,009)	5,826	(105,009)

OTHER INCOME (EXPENSE):

Interest Expense	(3,165)	(1,875)	3,165	(1,875)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(8,991)	(106,884)	8,991	(106,884)

Provision for income taxes	0	0	0	0

NET INCOME (LOSS)	$(8,991)	$(106,884)	$8,991	$(106,884)

BASIC AND DILUTED LOSS PER SHARE	(0.00)	(0.00)		(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,855,000	75,000,000		85,855,000

“See Notes to Financial Statements”

Note 1. Financial Periods for Financial Statements

The financial statements presented here of Fitweiser Holdings, Inc. formerly Royal Bees Company, Inc. (the “Company”) have been prepared by management on the basis of United States Generally Accepted Accounting Principles (“US GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) from information derived from the financial statements of Royal Bees Company, Inc, and the financial statements of Fitweiser Inc for the periods presented.

In accordance with U.S. GAAP, the Acquisition will be accounted for as a reverse recapitalization, equivalent to the exchange of common shares by Fitweiser Inc. for the shares of the Company accompanied by a re-capitalization. The Company will be the legal acquirer but, for accounting purposes, Fitweiser Inc. will be treated as the accounting acquirer. Royal Bees Company Inc.’s represents it has no assets acquired and no liabilities to assume at the closing of this transaction.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma consolidated financial statements are those set out in Fitweiser Inc.’s audited financial statements as at December 31, 2013 and Fitweiser Inc.’s unaudited condensed interim financial statements for the three months ended March 31, 2014. Management has determined that no material adjustments are necessary to conform the Company’s financial statements to the accounting policies used by Fitweiser Inc. in the preparation of these Pro Forma Consolidated Financial Statements.

Note 3. Share Exchange Transaction

On May 28, 2014 Fitweiser Inc. entered into a Share Exchange with the Company. As a result of this share exchange, the Company changed its name to Fitweiser Holding, Inc. At the closing of the Share Exchange, 75,000,000 shares of the Fitweiser Inc's common stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for 75,000,000 shares of the Company’s Common Stock. Additionally a $145,000 pre-existing note will be assumed in the transaction.

For financial reporting purposes, the transaction will be accounted for as a “reverse Share Exchange” rather than a business combination, because the Fitweiser Inc. shareholders effectively control the combined companies immediately following the transaction. As such, Fitweiser Inc. is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by the Company.  Accordingly, the assets and liabilities and the historical operations that will be reflected in the Company's ongoing financial statements will be those of the Fitweiser Inc. and will be recorded at the historical cost basis of the Company.  All of the Company's assets and liabilities were split off as part of the transaction and results of operations will be those of the Company after consummation of the transaction.  The Company's historic capital accounts and retained earnings will be retroactively adjusted to reflect the equivalent number of shares issued by it in the transaction while the Company’s historical retained earnings will be carried forward. The historical financial statements of the Company before the transaction will be replaced with the historical financial statements of Fitweiser, Inc. before the transaction in all future filings with the Securities and Exchange Commission, or SEC. The Share Exchange is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Note 4.  Earnings Per Share

The pro forma weighted average shares outstanding gives effect to the issuance of 75,000,000 shares of common stock in connection with the Share Exchange as if it occurred at the beginning of the periods presented.